SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA

                   1940 Act File No. 811-4421

                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 20


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)

                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant's Telephone Number)


                      WILLIAM F.CASEY, JR.
             President and Chief Executive Officer
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)

                           Copies to:


                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036


Dated:   March 31, 2001

                 (72 Pages, including Exhibits)


PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

        (a) The investment objective of Fund One is to maximize current income consistent with liquidity of assets and safety of principal.
Fund One was formed to provide participating banks with a high liquid, diversified, high-quality investment vehicle designed to assist liquidity management.
            The investment objective of Liquidity Fund is to maximize current income consistent with liquidity of assets and safety of principal. The Liquidity Fund was formed to provide participating banks with a highly liquid, diversified, high-quality investment vehicle designed to assist liquidity management, while seeking preservation of capital.
        (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments. These securities include, but may not be limited to: (A)cash on hand and in checking accounts due from banks; (B) certificates of deposits due from any trust company, national banking association or banking company, or any federally insured savings bank; (C) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, including Government National Mortgage Association Notes; (D) federal agency obligations which have unexpired terms of five years or less; (E) repurchase agreements; and (F) certain common money market instruments of temporary maturity. No more than 5% of the Registrant's assets, at the time of purchase, may be invested in the securities of any one issuer except for direct obligations of the United States or obligations guaranteed by the United States, and other obligations issued under certain Federal programs or by certain federal agencies or instrumentalities. Fund One is further restricted through the investment policy maintained by the Registrant's Officers and Directors. The investment policy for Fund One restricts the Registrant from a) making any investment in equity securities , b) making any intermediate or long-term investment in corporate (non-governmental) debt securities and c) investing more than 25% of the of the Fund's total assets in the securities of a particular industry other than U.S. Government or Federal agency securities. Investments, except GNMA's, will have maturities of less than five years. Fund One's portfolio of investments was comprised of items (A), (B), (D), and (E) as of December 31, 2000.


        The Liquidity Fund invests principally in short term marketable debt securities issued by the United States
Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.
These securities include, but may not be limited to: (A) cash on hand and in checking accounts due from banks;(B)certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, co-operative bank or savings & loan association ;(C) Federal funds sold; (D) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities; (E) repurchase agreements; (F) commercial paper and other short-term corporate obligations, including those with floating or variable rates of interest which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) and/or Prime-1 by Moody's Investors Service, Inc. ("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality,; (G)Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (no more than 5% of the Fund's assets in the aggregate and no more than 1% of the Fund's assets or one million dollars, whichever is greater, may be invested in the second tier securities of any one insurer) including commercial paper which when purchased is rated A-2 by Standard &
Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, and supervised by the Fund's Board of Directors to be of comparable quality; and(H) certain common money market instruments of temporary maturity.

        All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set rates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1)the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2)the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less. The Liquidity Fund may invest more than 25% of its assets in the banking industry through certificates of deposit and federal funds sold in the ordinary course of its business. The Liquidity Fund's portfolio of investments was comprised of items (A), (B),
(C), (D), (E), and(F), as of December 31, 2000.

         The Registrant's board of directors has established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000.Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. It is the Registrant's policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

         The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days.

         (c) The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund One's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean Fund One invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.

             Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.

             An additional risk factor in Fund One's performance is pre-payment risk. Many types of debt securities, including mortgage backed securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

             These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.


             The main risk factor in Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.

             An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.

             The Liquidity Fund seeks to maintain, but does not guaranty a stable net asset value of $1000 per share. In addition, the shares being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, U.S.
Government or its agencies.


Item 5
         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 6  Management, Organization and Capital Structure


         (a) (1)The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the Liquidity
Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").


                The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant's Charter, however, restricts the Registrant's authority to invest its assets to certain specified types of securities and other property.

                The Registrants charter provides that it's Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant's incorporators. In particular, the Board of Directors has authority to invest the Registrant's assets, subject to the limitations of the Registrant's Charter.

                The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant's Board of Directors of the Bank Investment Fund, 75 Park Plaza, Boston, MA 02116. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

            (2) William F. Casey, Jr., President, succeeded James L. Burns, Jr., former President, as the Registrant's, primary investment officer on April 1, 2000. Mr. Casey previously held the position of Executive Vice President of the Bank Investment Fund since its inception in 1985 on April 1, 2000. Mr. Casey is also President of the Co-operative Central Bank and served as Financial Vice President from 1980 to 1986 and Executive Vice President and Treasurer of the Co-operative Central Bank from 1986 to 2000. Mr. Casey is a Certified Public Accountant and has been employed in several executive positions in both public accounting and banking prior to 1980.

                The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.


                The Registrant does not utilize the services of a transfer agent or a dividend paying agent.


            (3) There are no legal proceedings pending to which the Registrant is a party.





         (b) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two classes, the Fund One Class and the Liquidity Fund Class. Each share within each such class is equal in every respect to every other share of that class.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant's board of directors is vested in the Registrant's incorporators, who are the directors of the Central Bank.

                Under the Registrant's Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, the Massachusetts Co-operative Bank League, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, or the Massachusetts League of Community Banks (formerly called the Massachusetts Co-operative Bank League), nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor.
Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only. The Registrant's shares may not be transferred by eligible investors to any persons other than such eligible investors (except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank). If the Registrant's shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares (or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days.




Item 7  Shareholder Information

         (a) Fund One's net asset value per share is determined as of the close of the New York Stock Exchange on days when the Custodian Bank (State Street Bank) is open for business. The net asset value per share by Fund One is determined by adding the market values of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding. The price at which an order is effected is based on the next calculation of net asset values after the order is placed. U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

              The Liquidity Fund's net asset value per share is determined by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Liquidity Fund's investment securities are valued based on their amortized cost, which does not take into account unrealized appreciation or depreciation. The Corporation's Board of Directors has established procedures reasonably designed to stabilize the net asset value per share at $1,000.00.

              The Registrant, its custodial bank and the New York Stock Exchange generally observe the following holidays during the calendar year: New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day. Additionally, the New York Stock Exchange observes Good Friday as a holiday.
     The Registrant continuously offers shares of each class to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described on Capital Structure under Item 6(b), are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund's class outstanding.

              Shares of the Fund are offered for sale on days on which both the New York Stock Exchange and the custodian bank are open for business. There is no sales charge. The minimum initial investment is $50,000.00 (although in certain cases the Registrant may require a minimum investment in accordance with requirements of applicable securities laws). Additional investments may be made in any amount in excess of the minimum.


           (b) Fund Purchase Instructions

         Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 12:00 noon, Boston time, to:
                    State Street Bank and Trust Company
                    Boston, Massachusetts
                    Routing number 0110-0002-8
                    For account of the Bank Investment
                    Fund, Fund One
Account number: 9006-930-3 (in the case of Fund One purchase)
                    or
                    For account of The Bank Investment Fund
                    Liquidity Fund
Account number: 9006-884-2 (in the case of Liquidity Fund Purchase

              If your correspondent bank account is with the State Street Bank and Trust Company, contact your account officer and instruct the officer to transfer funds from your account to the account of the Bank Investment Fund, Fund One, Account number 9006-930-3, or to the account of the Bank Investment Fund, Liquidity Fund, Account number 9006-884-2.

              AFTER INSTRUCTING YOUR BANK TO TRANSFER FUNDS, PLEASE CALL THE REGISTRANT AND TELL US THE AMOUNT YOU TRANSFERRED AND
THE NAME OF THE BANK SENDING THE TRANSFER.  YOUR BANK MAY CHARGE
A FEE FOR SUCH SERVICES.  REMEMBER, IT IS IMPORTANT TO DO THIS
BEFORE 12:00 NOON.



         The securities market, in which the Fund buys and sells securities, usually requires immediate settlement in Federal funds for all securities transactions; therefore, payment for the purchase of each Fund's shares not received in the form of Federal funds will be recorded as share subscriptions, and not invested in Fund shares until such payments are converted into Federal funds. Payments received by bank wire can be converted immediately into Federal funds; any other form of respective payment will result in a delay. Orders received prior to 12:00 noon, Boston time, will be invested in shares of the Fund at the next determined net asset value.





      (c) Fund Redemption Instructions


         The Registrant will redeem shares of either class from shareholders of record, without any charge, at the per share net asset value next determined for such class after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. Call the Registrant by 12 noon (Call or Trade Date) to redeem shares the following day (Settlement
Date). When the amount to be redeemed is at least $5,000, the Registrant will wire transfer the amount redeemed to a bank account designated by the shareholder.

         Payment for shares redeemed will be made by the Registrant within one business day, except the Registrant reserves the right to delay payment upon request for redemption up to seven business days after any investment that has been made with uncollected funds. Uncollected funds may exist when an initial investment with the Funds has been made by check. Those funds are deemed uncollected until check clearing has been completed. Redemption of shares or payment may be suspended at times (a) when the New York Stock Exchange is closed, (b) when trading on said Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange
Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

         The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.



         The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.



     (d) The Registrant's policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor's investment account as additional shares in the Registrant of the same class as the shares on which the dividend was paid, at net asset value on the date of payment. An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

(e) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity
Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.
              Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and, subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.
               Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary (interest) income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.

               Shares of either Fund One or the Liquidity Fund may be exchanged for shares of the other Fund on the basis of the respective net asset values of the shares involved. Such exchange will be treated as a sale of the surrendered shares and any gain or the transaction may be subject to federal and state income taxes.


Item 8   Distribution Arrangements

(a)	No sales charge will be made and no sales load will be
involved in the distribution of any class of the Registrant's shares.


(b)	The Registrant, by action of its Board of Directors, has
adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the "Plan"). The Plan provides for quarterly review by the Registrant's Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant's Directors and (2) by a majority of the Directors who are not "interested persons" as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ( All the Directors of the Registrant are the Plan directors as described in (1) and (2) above.) The Plan may be terminated at any time by vote of a majority of the Plan directors.

     The principal types of activities for which payments will be made pursuant to the Plan are: (1) fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant's personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Funds;(5) printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the funds; (6) subscription to publications for re-distribution to eligible investors of the Registrant; (7) formulation and implementation of marketing and promotional activities;(8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.



         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determine by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

(c)	Not applicable as the Registrant does not maintain
 any Multiple Class Fund or Master-Feeder Fund.

Item 9 Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.





PART B


STATEMENT OF ADDITION AL INFORMATION
FUND ONE (SERIES 1)
AND
LIQUIDITY FUND (SERIES 2)
CO-OPERATIVE BANK INVESTMENT FUND (REGISTRANT) d/b/a Bank Investment Fund

This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant's Statement dated March 31, 2001 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained, without charge, upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415 ( collect)

Dated:  March 31, 2001






Item 10(b).   Table of Contents

Item No.                          Title                Page  No.

11                Fund History                                16

12 Description of The Fund and Its Investments 16 and Risks

13                Management of the Fund                      21

14                Control Persons and Principal Holders       27
                  of Securities

15                Investment Advisory and Other Services      28

16                Brokerage Allocation and Other Practices    30

17                Capital Stock and Other Securities          31

18                Purchase, Redemption and Pricing of         32
                  Shares

19                Taxation of The Fund                        34

20                Underwriters                                34

21                Calculations of Performance Data            35

22                Financial Statements                        35








Item 11.  Fund History

          The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 6(a)(1) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts
Acts of 1984, Chapter 482, as amended by Massachusetts Acts of
1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the "Charter"). The Registrant's chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions.
From October 18, 1985 through October 12, 1988, the Registrant's operations were performed through a single investment fund.
On October 12, 1988, the Registrant organized a second fund as a money market fund. The Registrant is regulated by the Massachusetts Commissioner of Banks.

Item 12   Description of the Fund and its Investments and Risks

           (a) The Registrant is an open-end management company. The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a non-diversified management company.

               (ii) The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the "Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").

         (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments.
             Asset investments for Fund One include a) cash on hand and checking accounts due from banks, b) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, c) bonds and other direct obligations of the United States or such obligations as are unconditionally guaranteed as to principal and interest by the United States, including GNMA's, d) federal agency obligations which have unexpired terms of five years or less, e) repurchase agreements, f) any other debt instrument deemed eligible for legal liquidity by the Commonwealth or its agent, and g) certain common money market instruments of temporary maturity.

             The Liquidity Fund invests principally in short-term marketable debt securities issued by the United States Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.

             Asset investments for Liquidity Fund include , a) cash on hand and checking accounts due from banks, b) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings banks, co-operative bank or savings & loan association, c) Federal Funds sold, d) bonds and other direct obligations of the United States which are unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities: e) repurchase agreements; f) commercial paper and other short-term corporate obligations, including those with floating or variable rates of interest which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's") and/or Prime-1 by Moody's Investors Service, Inc. ("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Fund's Board of Directors to be of comparable high quality. g) Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (see investment restrictions) including commercial paper which when purchased is rated A-2 by Standard & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, supervised and approved by the Fund's Board of Directors to be of comparable quality, and h) certain common money market instruments of temporary maturity. All the above eligible investment must have original maturities or remaining maturities of 397 days or less. In addition, the Fund will maintain a dollar weighted average maturity of 90 days or less.

             The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean the Fund invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.





             Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.

             An additional risk factor in the Fund One's performance is prepayment risk. Many types of debt securities, including mortgage securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

             These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.

             The main risk factor in the Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.

             An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.



         (c)(1) The restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described as follows:


         (i) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant's Charter.


         (ii) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 8 of the 1940 Act and applicable regulations promulgated thereunder.

         (iii) The Registrant has no power under its Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

         (iv) The Registrant's Charter provides that no more than 5% of the Registrant's assets may be invested in the securities of any one issuer except for: (1) direct obligations of the United States; (2) obligations unconditionally guaranteed by the United States; (3) obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association; (4) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (5) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (6) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (7) farm loan bonds issued by and federal loan bank representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.





         Fund One's investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities.

        The Liquidity Fund may invest more than 25% of its assets in the banking industry through Certificates of Deposit and Federal Funds sold in the ordinary course of its business.

         The Registrant is not authorized to, and does not, invest in shares of common or preferred stock or in foreign investments of any kind in either Fund One or Liquidity Fund.

         (v) The Registrant's Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power.


         The Registrant has no power under its Charter to engage in the purchase or sale of commodities or commodity contracts.

         (vi) Other than the securities which are of the nature excepted from Item 13 (b) (8) of Form N-1A, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

         (vii) Fundamental investment policies and restrictions of the Registrant for Fund One and Liquidity Fund, followed in connection with the Registrant's operations, are described under Items 4 (a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of "fundamental policy" pursuant to Section 8(b) (3) of the 1940 Act.


         The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

         The Board of Directors of the Corporation has investment discretion with regard to Fund One assets.


         (d)  Not applicable


         (e) The portfolio turnover ratio for Fund One was 6.42% in 2000 as compared to 26.48% in 1999. The decreased portfolio turnover is primarily attributed to the slowdown in called securities in light of the increasing interest rate environment in the second half of 1999 and throughout 2000. While securities were called in the first and second quarters of 1999, investment securities were called throughout 1998.
The maturity distribution of the Fund's portfolio, together with reduced called securities activity, enabled the Fund to minimize reinvestment during the inverted yield curve period that existed throughout year 2000.




          Item 13  Management of The Fund


         (a)

         (1)             (2) & (3)                  (4)

                        Position(s)
         Name, Age      Held with        Principal Occupation(s)
        and Address     Registrant       during past 5 years
                           and
                        Term of Office
                        and Length of
                        Time Served


James L. Burns, Jr.,62 President and    President and Chief
75 Park Plaza          Chief Execu-     Executive Officer of the
Boston, MA 02116-3934  tive officer     Registrant and President
                                        (since November 1991) and
                       to April 1, 2000 Executive Vice President
                       since 1985 *     (from February 1973 to
                                        October 1991) of The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts*

* Retired from all positions April 1, 2000.


William F. Casey, Jr.,56 President and  President and Chief
75 Park Plaza            Chief Execu-   Executive Officer of the
Boston, MA 02116-3934    tive officer   Registrant (since April 1,
                                        2000) and President
                           yearly       and Treasurer (since
                         since 1985     (April 1, 2000) and
                                        Executive Vice President
                                        (from November 1991 to
                                        April 1, 2000), Financial
                                        Vice President (from May
                                        1980 to October 1991)
                                        and Treasurer of The
                                        Co-operative Central Bank,
                                        Boston, Massachusetts







 (a)(continued)

         (1)             (2) & (3)                  (4)

                        Position(s)
         Name, Age      Held with        Principal Occupation(s)
        and Address     Registrant       during past 5 years
                           and
                        Term of Office
                        and Length of
                        Time Served


Susan L. Ellis,52        Vice President Vice President of The
75 Park Plaza            and Treasurer  Co-operative Central
Boston, MA 02116-3934                   Bank, Boston,
                            yearly      Massachusetts, and
                         since 1985     Vice President of the
                                        Registrant, and (since
                                        March 1990) Treasurer
                                        of the Registrant


Jeremiah J. Foley,60   Executive        Executive Vice President
75 Park Plaza          Vice President   and Clerk of the Registrant
Boston, MA 02116-3934  and Clerk of     (since April 2000), and Vice
                       the Corporation  President and Clerk (since
                                        October 1990) of The
                          yearly        Co-operative Central Bank,
                       since 1985       Boston, Massachusetts


Robert E. Haley,49     Vice President   Vice President of the
75 Park Plaza                           Registrant since August
Boston, MA 02116-3934     yearly        1990
                       since 1990


Annemarie Lee,42       Vice President   Vice President (since
75 Park Plaza                           December 1993) and
Boston, MA 02116-3934     yearly        Assistant Vice President
                       since 1985       of the Registrant,
                                        (1987-1993), and employed
                                        in various capacities
                                        since 1979 with The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts



(a)(continued)

         (1)             (2) & (3)                  (4)

                        Position(s)
         Name, Age      Held with        Principal Occupation(s)
        and Address     Registrant       during past 5 years
                           and
                        Term of Office
                        and Length of
                        Time Served

Claire R. Bothwell,63   Director and    Chairman of the Board
13 Old Gilbertville Rd  Chairman of     the Ware Co-operative
Ware, MA 01082          the Board       Bank, Ware, Massachusetts
                        expires 2002
                        since 1994


James F Culhane,70      Director        President of the North
75 Charles Diersch St.  expires 2003    Cambridge Co-operative
E. Weymouth, MA 02189   since 2000      Bank, Cambridge
                                        Massachusetts


Alfonso De Vito,64      Director        President of the Newton
26 Rustic Street        expires 2003    South Co-operative Bank
Newton, MA 02458        since 1999      Newton, Massachusetts


Ronald E. Lestan,60     Director        President of the Walpole
305 Bullard Street      expires 2004    Co-operative Bank,
Walpole, MA 02081       since 1998      Walpole, Massachusetts


Edward T. Mulvey,65     Director        Chairman of the Board of the
50 Pond Street          expires 2002    Pilgrim Co-Operative Bank
Cohasset, MA 02025      since 1999      Cohasset, Massachusetts


John H. Pearson, Jr.,51 Director and    President of Butler Bank,
62 Fairmount Street     Clerk of the    a Co-operative Bank
Lowell, MA 01852        Board           Lowell, Massachusetts
                        expires 2004
                        since 1998


Barry H. Whittaker,47   Director        President of the Holbrook
62 Bolas Road           expires 2003    Co-operative Bank
Duxbury, MA 02332       since 2000      Holbrook Massachusetts


                (5) The number of portfolios in the fund complex overseen by the directors above are two (Fund One & Liquidity Fund.)

                (6) There are no other directorships held by the directors listed above.

                 Board of Directors

         (b)(1) The business of the Corporation is conducted by a Board of Directors elected by the Corporation's Incorporators and the Directors have investment discretion relative to Corporation assets. The Incorporators of the Corporation are the Directors of the Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts's co-operative banks.

         (b)(2)  Audit Committee

(i) The Audit Committee is appointed by the Board of Directors of the Bank Investment Fund (the "Registrant") to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

       monitor the integrity of the Registrant's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

       monitor the independence and performance of the Registrant's independent auditors and internal auditor; and

provide an avenue of communication among the independent auditors, management, the internal auditor and the Board of Directors.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the company.

              (ii) There are two directors that serve on the Audit
Committee: Mr. Alfonso De Vito and Mr. Ronald E. Lestan.

              (iii) The Audit Committee meets two times during the fiscal year.

              (iv) Not Applicable

         (b)(3) thru (b) (10) Not Applicable


      Compensation

         (c) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 2000.


     (1)               (2)and(5)            (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement
-----------------------------------------------------------------
Claire R. Bothwell
Director                  $  2,050             0                0

James F. Culhane
Director                     2,000             0                0

Alfonso De Vito
Director                     2,050             0                0

Ronald E. Lestan
Director                     2,100            0                0

Edward T. Mulvey
Director                     2,000             0                0

John H. Pearson, Jr.
Director                     2,000             0                0

Barry H. Whittaker.
Director                     2,000             0                0

Jeremiah J. Foley
Executive Vice President    38,350         2,495           79,738
and Clerk of the Corporation

Susan L. Ellis
Vice President              53,850         4,579          128,659
Treasurer









Robert E. Haley
Vice President             107,402        10,685           71,738

Officers and              $266,827       $22,844         $598,096
 Directors
 as a Group
 (fourteen
 persons
 including
 the above)



__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.



(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees' Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.



_______________________________

         (d)  Not Applicable

     Code of Ethics

           (e) This policy establishes the standards of ethical business behavior and personal conduct for the members of the Board of Directors, officers and employees of the Bank Investment Fund (the "Corporation") in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.






             Access persons are restricted from making any purchases or sales of securities on the approved securities list (restricted transaction securities) within 15 days following the initial approved listing or within 15 days following the purchase or sale of such listed security by the Corporation. Access persons should also seek to avoid purchases and sales of such securities within 15 days prior to any purchases and sales of such securities by the Corporation. Access persons are encouraged to contact the review officer for pre-approval of any individual proposed purchases and sales of such securities.

Item 14.   Control Persons and Principal Holders of Securities




         (a) No person is in a control relationship with the Registrant.



         (b) As of February 28, 2001 the following four (4) investors of Fund One and one (1) investor of Liquidity Fund owned of record 5% or more of the shares of beneficial interest. The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record

Fund One

         The Co-operative Central Bank                 15.43%
         Boston, Massachusetts

         Needham Co-operative Bank
         Needham, Massachusetts                        10.88%

         The Pittsfield Co-operative Bank
         Pittsfield, Massachusetts                      7.33%

         United Co-operative Bank
         W. Springfield, Massachusetts                  6.99%


Liquidity Fund

         Massbank for Savings
         Melrose, Massachusetts                         7.93%


      (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant's Charter limits its eligible shareholders to certain Massachusetts's banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.


Item 15.  Investment Advisory and Other Services

         (a)-(f) The Registrant as underwriter does not currently utilize the services of any investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance. No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (g ) See Item 8(b) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each class of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.



         (1)  The Registrant spent $132,102 ($82,567
              Fund One and $49,535 Liquidity Fund) in the year ended December 31, 2000 for the following activities indicated under the Plan:

                    (i)  $266 and $119 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (ii)  $5,167 and $5,167 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (iii, iv & vi) No amounts were spent for the activities described in Item 15(g)(iii) and
                    (iv) of the instructions to Form N-lA; and

                    (v)  $45,706 and $20,566 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (vii-a) $7,075 and $3,179 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (vii-b) $13,374 and $6,008 for other
                    promotional material;

                    (vii-c) $2,866 and $1,288 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (vii-d) $8,113 and $13,218 for other related expenses (telephone, travel, etc.).

         (2) and (3) Not Applicable

         (4) Because more than one fund will be operated by the Corporation, operating expenses and expenses incurred pursuant to the Plan related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

         (5) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant's shares and counted toward the limits of the Plan.





         (6) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

     (h) (1), (2) and (4) Not Applicable



     (h) (3) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         The Registrant's custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds cash and investments, other than Federal funds sold, and investments held under custody include certificates of deposit. The Fund maintains Federal funds sold balances with qualified national banks located in Massachusetts and Massachusetts state chartered banks, including State Street Bank and Trust Company. While the banks utilized have been determined by the officers and directors of the Fund to qualify as custodian banks themselves, the Fund acts as self custodian for Federal funds sold.

         The Registrant's independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 70 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant's auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         The Registrant has also made arrangements with Parent McLaughlin and Nangle for the audit scope to include the confirmation of its federal funds sold position at least three times during the fiscal year, at least two of which shall be chosen by such accountants without prior notice to the Fund, in accordance with paragraph (f) of Rule 17f-2.

Item 16  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant's custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.


         (b)  Not applicable

         (c) The Registrant selects broker/dealers on the basis of prior securities trading experience of the Registrant's management with various broker/dealers and monitors the reliability and quality of their trading executions to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

         (d)  Not applicable

         (e)  Not applicable

Item 17  Capital Stock and Other Securities

         (a) (1) Section 3 of the Registrant's Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One Class shares and Liquidity Fund Class shares. Such shares are referred to as the Registrant's shares.

             (2)(i) Fund shares may not be transferred by banks holding such shares to any persons other than an eligible bank (except that the shares may be pledged to such other persons or they may be transferred to The Co-operative Central Bank, hereinafter the "Central Bank"). If the Fund shares are acquired by any other persons by operation of law or by foreclosure upon the pledge of such shares (or through transfer, in the case of the Central Bank), the Corporation must offer to repurchase the shares from such person at net asset value of the shares. If such offer is refused, no dividend may be paid by the Corporation or Fund on such shares, and the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Corporation or Fund is limited to the net asset value of the shares on the date of the Corporation's offer.

         (ii) In the event of any transfer, it is extremely important to notify the Corporation immediately of any purchase, sale or transfer of Fund shares not made through the Corporation or its transfer agent. Immediate notification should be furnished to the Corporation by telephone, with written notification as a follow-up thereto. Prompt notification is essential to avoid any delay in redemption offer and loss of earnings. Please remember that a statutory restriction exists on the Corporation and it would be unable to pay a dividend to an ineligible holder after expiry of the 30-day repurchase period which is statutorily available following such transfer. The Registrant is not aware any material obligation or potential liabilities associated with owning The Fund shares beyond the investment risks that were discussed in Item 4(c) of Part A of the Registration Statement of which the statement of Additional Information is a part.

         (iii)  The declaration of dividends is in the
discretion of the Registrant's Board of Directors, subject to certain limitations specified in the Registrant's Charter.

         (iv)  For the reasons stated in the response to Item
6, "Capital Stock and other Surplus," of Part A of the
Registration Statement of which this Statement of Additional
Information is a part, there are no securities of the Registrant having voting rights.

         (v) All shares if each class of the Registrant s shares have equal rights upon any liquidation to the assets of the Fund for which such class of shares was issued.

         (vi) Holders of the Registrant's shares do not have pre-emptive rights

         (vii) Holders of the Registrant's shares do not have any conversion rights.

         (viii)  (F) See Item 7 (c), "Redemption of
Repurchase," of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant's shares.

         (ix) There are no sinking fund provisions applicable to the Registrant's shares.

         (x) Holders of the Registrant's shares have no liability to further calls or to assessments by the Registrant.

         (b)  Not applicable

Item 18  Purchase, Redemption and Pricing of Shares

         (a)  See Item 7 (b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant's shares are offered to eligible investors.


         (b)  Not applicable


         (c) The Registrant's shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund's class is the net asset value per share of that Fund's shares as of the date of purchase of such shares. The net asset value per share for each class of the Registrant's shares is determined by the Registrant as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. New York Time) on days when the Registrant's custodian bank is open for business. The net assets value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities , and dividing by the number of such Fund's class outstanding.

         With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

         The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which values, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.


         The valuation of portfolio instruments based upon their amortized cost and the maintenance of the Liquidity
Fund's per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant's Board of Directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant's Board of Directors.
The Board of Directors has established procedures designed to stabilize the Liquidity Fund's net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund's investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund's net asset value calculated by using available, market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (i) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.



         The information requested in Instructions 2 and 3 of
Item 18 are not applicable to either of the Registrant's Funds.
A specimen price make up sheet, as requested by Instruction 4, is furnished as part of Exhibit 19.


         (d) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.


Item 19  Taxation of the Fund

         See discussion under Item 7(c) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 20  Underwriters

         Not Applicable











Item 21  Calculations of Performance Data

         (a) (1) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 2000 was 6.40%. Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (a) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

         (b) (1) Total Return. The total return for Fund One for the year ended December 31, 2000 was 8.59%; total return for the five years ended December 31, 2000 was 5.68%; Total return for the ten years ended December 31, 2000 was 6.23%.

         Fund One's total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 21 (b) (1) of Form N-1A, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received. A schedule of the computation of total return is furnished as part of Exhibit 16

         (b) (2) Yield. The yield for Fund One for the thirty-day period ended December 31, 2000 was 6.04%. Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (b) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

Item 22  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 2000 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 2000 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 2000 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 2000 are also included herewith.






BANK INVESTMENT FUND  FUND ONE


FINANCIAL STATEMENTS

For the year ended December 31, 2000





                        BANK INVESTMENT FUND FUND ONE

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2000


ASSETS:
  INVESTMENTS IN SECURITIES, at value
   (Identified cost $102,938,380)                                                 $102,808,434

  REPURCHASE AGREEMENTS                                                              2,280,000

  INTEREST RECEIVABLE                                                                1,734,437

  CASH                                                                                  69,491
                                                                                  ------------

      TOTAL ASSETS                                                                 106,892,362
                                                                                  ------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                                    277,176

  ACCRUED EXPENSES                                                                      79,599
                                                                                  ------------

      TOTAL LIABILITIES                                                                356,775
                                                                                  ------------

NET ASSETS: (Equivalent to $981.8921 per share based on 108,500.3001 shares of
 beneficial interest outstanding)                                                 $106,535,587
                                                                                  ============

REPRESENTED BY:
  Paid-in Capital                                                                 $123,937,348
  Accumulated net losses on investments                                            (17,271,815)
  Unrealized depreciation of investments-net                                          (129,946)
                                                                                  ------------

      TOTAL NET ASSETS                                                            $106,535,587
                                                                                  ============



                     See notes to financial statements.


                        BANK INVESTMENT FUND FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2000


INVESTMENT INCOME:                                                    $6,773,861

EXPENSES:
  Compensation, payroll taxes and benefits-officers       $176,153
  Compensation, payroll taxes and benefits-other           107,965
  Distribution expenses                                     82,567
  Occupancy                                                 82,166
  Professional fees                                         31,000
  Equipment and data processing                             26,900
  Meetings and travel                                       16,400
  Postage and telephone                                     15,400
  Other expenses                                            13,407
  Directors' fees                                            9,800
  Shareholder reports                                        5,167
  Insurance expense                                          4,100
  Stationary and supplies                                    2,600
  Other bank fees                                            1,700
                                                          --------
      TOTAL EXPENSES                                                     575,325
                                                                      ----------
      INVESTMENT INCOME-NET                                            6,198,536
                                                                      ----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Net realized loss on investments                                       (26,774)
  Net unrealized appreciation on investment securities                 2,800,867
                                                                      ----------
      Net realized and unrealized gain on investments                  2,774,093
                                                                      ----------

      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS                                                     $8,972,629
                                                                      ==========


                     See notes to financial statements.


                        BANK INVESTMENT FUND FUND ONE

                     STATEMENTS OF CHANGES IN NET ASSETS


                                                               Year Ended December 31,
                                                            ----------------------------
                                                                2000            1999
                                                            ------------    ------------

INCREASE IN NET ASSETS FROM OPERATIONS:
  Investment income-net                                     $  6,198,536    $  6,765,571
  Net realized gain (loss) on investments                        (26,774)         17,015
  Unrealized appreciation (depreciation)-net                   2,800,867      (3,853,536)
                                                            ----------------------------

    Net increase in net assets resulting from operations       8,972,629       2,929,050

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                                       (6,198,536)     (6,765,571)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-NET
 DECREASE                                                     (9,443,947)    (11,433,367)
                                                            ----------------------------

      TOTAL DECREASE IN NET ASSETS                            (6,669,854)    (15,269,888)

NET ASSETS:
  Beginning of year                                          113,205,441     128,475,329
                                                            ----------------------------

  End of year                                               $106,535,587    $113,205,441
                                                            ============================


                     See notes to financial statements.


                        BANK INVESTMENT FUND FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2000


Obligations of Federal Agencies-96.4%

                                     Par        Coupon       Maturity Date           Value
                                     ---        ------       -------------           -----

Federal Farm Credit Bank         $ 2,500,000    6.19%          03/19/01          $  2,499,305
                                   2,000,000    6.20           04/09/01             1,999,502
                                 -----------                                     ------------
                                 $ 4,500,000              (Cost $  4,500,000)    $  4,498,807
                                 -----------                                     ------------

Federal Home Loan Bank           $ 1,000,000    6.09%          03/21/01          $    999,431
                                   5,000,000    6.48           01/08/02             5,037,550
                                   2,000,000    5.73           11/24/03*            1,984,793
                                   2,000,000    6.08           12/01/03*            1,994,168
                                   2,000,000    5.765          02/11/04*            1,984,267
                                   2,000,000    6.00           03/08/04*            1,990,158
                                   2,000,000    7.15           01/28/05*            2,053,963
                                   2,000,000    7.25           02/10/05*            2,056,875
                                 -----------                                     ------------
                                 $18,000,000              (Cost $ 18,000,000)    $ 18,101,205
                                 -----------                                     ------------

Federal Home Loan Mortgage
 Corporation                     $ 3,000,000    5.625%         01/29/03*         $  2,984,338
                                   2,000,000    6.15           03/06/03*            1,997,373
                                   2,000,000    5.48           10/08/03*            1,979,136
                                   1,500,000    5.85           11/19/03*            1,491,430
                                   2,000,000    6.20           03/08/04*            1,994,173
                                   2,000,000    6.30           03/15/04*            1,995,498
                                   2,000,000    7.35           02/03/05*            2,062,993
                                 -----------                                     ------------
                                 $14,500,000              (Cost $ 14,500,000)    $ 14,504,941
                                 -----------                                     ------------

Federal National Mortgage
 Association                     $   500,000    6.40%          05/02/01          $  1,000,420
                                   1,500,000    5.35           12/17/01*            1,495,330
                                   2,500,000    6.375          01/16/02             2,513,281
                                   4,000,000    5.55           01/22/02*            3,991,540
                                   5,000,000    6.45           12/16/02*            5,006,989
                                   2,000,000    6.15           12/26/02*            2,000,641
                                   2,000,000    5.96           02/07/03*            1,997,753
                                   2,000,000    6.08           06/23/03*            1,998,515

Federal National Mortgage
 Association                     $ 2,000,000    6.01%          08/18/03*         $  1,996,728
                                   4,000,000    5.91           08/25/03*            4,029,338
                                   3,000,000    6.07           09/02/03*            2,995,915
                                   2,000,000    5.75           09/23/03*            1,990,804
                                   2,000,000    5.52           10/06/03*            1,983,593
                                   2,000,000    5.27           10/14/03*            1,974,941
                                   2,000,000    5.62           10/14/03*            1,986,764
                                   2,000,000    5.80           11/17/03*            1,991,145
                                   1,500,000    5.64           11/19/03*            1,489,883
                                   2,000,000    5.66           01/05/04*            1,988,775
                                   2,000,000    5.80           01/14/04*            1,990,662
                                   2,000,000    5.80           02/09/04*            1,989,766
                                   2,000,000    5.86           02/11/04*            1,990,983
                                   2,000,000    5.90           02/17/04*            1,992,018
                                   2,000,000    5.87           02/18/04*            1,991,567
                                   2,000,000    6.00           02/19/04*            1,994,267
                                   2,000,000    6.00           03/01/04*            1,994,097
                                 -----------                                     ------------
                                 $56,000,000              (Cost $ 56,499,611)    $ 56,375,715
                                 -----------                                     ------------

Government National Mortgage
 Association                     $   229,786    6.50%          11/15/07          $    230,863
                                   1,574,218    6.50           07/15/08             1,581,597
                                     681,552    6.50           10/15/08               656,073
                                     864,993    6.50           11/15/08               897,721
                                     181,933    6.50           12/15/08               182,786
                                     485,863    5.50           12/15/08               473,109
                                   1,152,491    7.50           03/15/22             1,172,300
                                   2,045,742    7.00           10/15/22             2,052,775
                                   1,973,757    7.00           05/15/23             1,980,542
                                 -----------                                     ------------
                                 $ 9,190,335              (Cost $  9,338,769)    $  9,227,766
                                 -----------                                     ------------

NCB Savings Association          $   100,000    6.82%          05/19/01          $    100,000
                                 -----------                                     ------------
                                                          (Cost $    100,000)

                                                          (Cost $102,938,380)    $102,808,434
                                 -----------                                     ------------

Repurchase Agreement-2.1%

$2,280,000                       Repurchase Agreement dated December 29, 2000 with
                                 Morgan Stanley Dean Witter, Inc. due January 2, 2001
                                 with respect to $2,349,000 U.S. Treasury Bills due
                                 March 1, 2001-maturity value $2,281,520 for an
                                 effective yield of 6.00%.

                                                          (Cost $  2,280,000)    $  2,280,000
                                                                                 ------------

Total Investments-98.6%                                   (Cost $105,218,380)    $105,088,434
                                                                                 ------------
Other assets in excess of liabilities-1.4%                                          1,447,153
                                                                                 ------------
Net assets-100%                                                                  $106,535,587
                                                                                 ============

--------------------
*   May be subject to call by issuer prior to maturity date.

                     See notes to financial statements.


                        BANK INVESTMENT FUND FUND ONE

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the "Fund") is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income prior to January 1, 1997, the Fund did not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Since January 1, 1997, the Fund amortizes premiums or accretes discounts on related fixed income securities, which change had an immaterial effect on investment income. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a tax basis loss of ($22,448) during 2000, resulting in a remaining capital loss carryforward of ($3,901,992) at December 31, 2000. Such capital loss carryforward will reduce the Fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire on December 31, 2003 ($3,879,544) and December 31, 2008 ($22,448).

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of Federal Agencies, (excluding short-term investments) aggregated $7,000,000 and $14,471,125, respectively for the year ended December 31, 2000. As of December 31, 2000, unrealized depreciation of investments was ($129,946); accumulated net realized loss on investment transactions totaled ($17,271,815).

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $82,567 (.07% of average net assets) pursuant to this Plan for the year ended December 31, 2000.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 2000 was $35,507.

NOTE 6. Shares of Beneficial Interest

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 2000 capital paid-in aggregate was $123,937,348.

      Transactions in shares of beneficial interest are summarized as follows:


                                               Year Ended                       Year Ended
                                            December 31, 2000                December 31, 1999
                                       --------------------------     ------------------------------
                                          Shares        Amount           Shares           Amount
                                          -----         ------           ------           ------

Sold                                    8,406.1018    $ 8,000,000      12,779.3360     $ 12,422,498
Issued in reinvestment of dividends     2,889.1199      2,771,711       2,879.1144        2,790,242
                                       ------------------------------------------------------------
                                       11,295.2217     10,771,711      15,658.4504       15,212,740
Redeemed                               21,158.2089     20,215,658      27,396.4237       26,646,107
                                       ------------------------------------------------------------
Net decrease                           (9,862.9872)   $(9,443,947)    (11,737.9733)    $(11,433,367)
                                       ============================================================


NOTE 7. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and/or the Bank Investment Fund-Liquidity Fund for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Annual operating expenses were .52% of average net assets for the year ended December 31, 2000. As reimbursement of allocated expenses, the Fund paid or accrued $40,800 to The Co-operative Central Bank and $28,400 to the Bank Investment Fund-Liquidity Fund for the year ended December 31, 2000.










BANK INVESTMENT FUND   LIQUIDITY FUND


FINANCIAL STATEMENTS

For the year ended December 31, 2000




                     BANK INVESTMENT FUND LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2000


ASSETS:
  INVESTMENTS, at cost which approximates value                                $151,411,765

  REPURCHASE AGREEMENTS                                                          32,220,000

  INTEREST RECEIVABLE                                                             1,325,405

  CASH                                                                              111,618
                                                                               ------------
      TOTAL ASSETS                                                              185,068,788
                                                                               ------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                                 417,088

  ACCRUED EXPENSES                                                                   59,750
                                                                               ------------

      TOTAL LIABILITIES                                                             476,838
                                                                               ------------

NET ASSETS: (Equivalent to $1,000 per share based on 184,591.9503 shares of
 beneficial interest outstanding)                                              $184,591,950
                                                                               ============

REPRESENTED BY:
  Paid-in Capital                                                              $184,591,950
                                                                               ============



                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2000


INVESTMENT INCOME:                                                $11,051,789

EXPENSES:
  Compensation, payroll taxes and benefits-officers    $79,141
  Compensation, payroll taxes and benefits-other        48,506
  Distribution expenses                                 49,535
  Occupancy                                             36,900
  Professional fees                                     26,363
  Other bank fees                                       15,858
  Meetings, travel and other expenses                   14,134
  Equipment and data processing                         11,964
  Postage and telephone                                  6,894
  Shareholder reports                                    5,167
  Directors' fees                                        4,400
  Insurance expense                                      1,774
  Stationary and supplies                                1,184
                                                       -------
      TOTAL EXPENSES                                                  301,820
                                                                  -----------
      INVESTMENT INCOME-NET                                        10,749,969
                                                                  -----------

      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS                                                 $10,749,969
                                                                  ===========



                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENTS OF CHANGES IN NET ASSETS


                                                     Year Ended December 31,
                                                  ----------------------------
                                                      2000            1999
                                                      ----            ----

INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS:
  Investment income-net                           $ 10,749,969    $ 11,371,563

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                            (10,749,969)    (11,371,563)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-
 NET INCREASE (DECREASE)                             8,936,349    (110,973,033)
                                                  ----------------------------

      TOTAL INCREASE (DECREASE) IN NET ASSETS        8,936,349    (110,973,033)

NET ASSETS:
  Beginning of year                                175,655,601     286,628,634
                                                  ----------------------------

  End of year                                     $184,591,950    $175,655,601
                                                  ============================



                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2000


Obligations of Federal Agencies-10.7%

                                      Par        Coupon        Maturity Date           Cost
                                      ---        ------        -------------           ----

Federal Home Loan Bank            $ 4,000,000    6.09%           03/21/01          $  3,996,183
Federal Home Loan Bank              2,000,000    5.04*           12/21/01             2,000,000
Federal Home Loan Mortgage
 Corporation                        5,000,000    6.51            04/26/01             5,000,000
Federal National Mortgage
 Association                        5,000,000    6.42            03/13/01             4,999,000
Federal National Mortgage
 Association                         2,000,000    6.40            05/02/01             1,996,546
Federal National Mortgage
 Association                         1,800,000    6.20            12/20/01             1,800,000
                                  -----------                                      ------------
                                  $19,800,000              (Value $ 19,781,250)    $ 19,791,729
                                  -----------                                      ------------



Certificates of Deposit-3.8%

Ben Franklin Savings Bank         $ 1,000,000    6.43%           01/29/01          $  1,000,000
Bank of Fall River,
 A Cooperative Bank                   500,000    6.65            01/16/01               500,000
Fidelity Cooperative Bank             500,000    6.90            01/24/01               500,000
First Trade Union Bank                 90,000    6.70            11/09/01                90,000
Foxborough Savings Bank               250,000    7.00            07/16/01               250,000
Lowell Cooperative Bank               200,000    6.90            02/01/01               200,000
Marlborough Cooperative Bank          500,000    6.90            01/25/01               500,000
Mechanics Cooperative Bank            500,000    6.45            06/27/01               500,000
Mt. Washington Cooperative Bank       450,000    6.60            01/08/01               450,000
Mt. Washington Cooperative Bank       600,000    6.70            01/10/01               600,000
Mt. Washington Cooperative Bank       300,000    6.25            02/26/01               300,000
NCB Savings Bank, FSB                 100,000    7.00            10/01/01               100,000
Pittsfield Cooperative Bank         1,000,000    6.60            02/20/01             1,000,000
South Shore Cooperative Bank        1,000,000    6.25            02/23/01             1,000,000
                                  -----------                                      ------------
                                  $ 6,990,000              (Value $  6,990,000)    $  6,990,000
                                  -----------                                      ------------

Commercial Paper-28.6%

AIG Funding, Inc.                 $ 4,000,000    6.47%*          02/12/01          $  3,969,088
Coca Cola & Co.                     3,000,000    6.51*           01/12/01             2,993,490
Coca Cola & Co.                     2,000,000    6.50*           01/16/01             1,994,222
Duke Energy Corp.                   3,000,000    6.50*           01/09/01             2,995,125
Duke Energy Corp.                   3,000,000    6.50*           01/11/01             2,994,042
Fleet Funding Corp.                 4,051,000    6.58*           01/03/01             4,048,779
Fleet Funding Corp.                 3,000,000    6.60*           01/04/01             2,997,800
Ford Motor Credit Co.               4,000,000    6.55*           01/05/01             3,996,361
McDonald's Corp.                    5,000,000    6.48*           01/08/01             4,992,800
Merrill Lynch & Co., Inc.           4,000,000    6.53*           01/18/01             3,986,940
Merrill Lynch & Co., Inc.           5,000,000    6.50*           02/02/01             4,970,208
Potomac Electric Power Co.          5,000,000    6.52*           01/23/01             4,979,172
USAA Capital Corp.                  3,000,000    6.50*           01/17/01             2,990,792
USAA Capital Corp.                  5,000,000    6.52*           01/19/01             4,982,795
                                  -----------                                      ------------
                                  $53,051,000              (Value $ 52,873,770)    $ 52,891,614
                                  -----------                                      ------------

Short-Term Corporate Bonds and Notes-28.3%

Associates Corp. of N.A.          $ 2,000,000    5.85%           01/15/01          $  1,999,426
Associates Corp. of N.A.            1,000,000    6.78            04/23/01               999,487
Associates Corp. of N.A.            2,000,000    6.625           05/15/01             1,996,946
Associates Corp. of N.A.            1,500,000    6.75            08/01/01             1,500,733
Associates Corp. of N.A.            1,025,000    6.81            08/03/01             1,026,574
AT & T Corp.                        2,325,000    7.39            08/28/01             2,335,608
Chase Manhattan Bank                2,900,000    5.50            02/15/01             2,895,148
Chase Manhattan Bank                2,000,000    6.50            03/29/01             1,996,990
Duke Energy Corp.                     150,000    5.875           06/01/01               149,263
Ford Motor Corp.                    1,000,000    6.55            03/29/01               999,042
Ford Motor Corp.                      900,000    7.00            09/25/01               902,625
Ford Motor Corp.                    2,000,000    5.125           10/15/01             1,981,590
General Electric Co.                2,500,000    5.96            05/14/01             2,489,441
GMAC Corp.                          4,030,000    5.80            04/09/01             4,018,339
GMAC Corp.                          2,000,000    6.70            04/30/01             1,999,568
GMAC Corp.                          1,500,000    5.35            12/07/01             1,487,418
Household Finance Corp.             2,000,000    6.45            03/15/01             1,999,449
IBM Corp.                           2,000,000    5.56            03/08/01             1,996,395
IBM Corp.                           1,425,000    6.35            08/30/01             1,422,313
IBM Corp.                           1,000,000    6.64            10/29/01               999,960
Mellon Bank                           775,000    9.25            08/15/01               789,226
Mobil/Exxon Corp.                     350,000    8.375           02/12/01               350,498
Morgan Stanley Dean Witter & Co.    2,000,000    5.75            02/15/01             1,996,762
Morgan Stanley Dean Witter & Co.    2,650,000    6.70            05/01/01             2,650,071
Morgan Stanley Dean Witter & Co.    2,150,000    9.375           06/15/01             2,173,593
Proctor & Gamble Co.                2,000,000    8.70            08/01/01             2,023,150
Walmart                             2,930,000    6.15            08/10/01             2,922,199
Walt Disney Co.                     4,120,000    6.375           03/30/01             4,112,842
                                  -----------                                      ------------
                                  $52,230,000              (Value $ 52,350,387)    $ 52,214,656
                                  -----------                                      ------------



Federal Funds Sold-9.5%

Citizens Bank                     $ 7,089,137    6.25%           01/02/01          $  7,089,137
Fleet Bank, N.A.                    7,362,170    6.25            01/02/01             7,362,170
Mellon Bank, N.A.                   3,072,459    6.4375          01/02/01             3,072,459
                                  -----------                                      ------------
                                  $17,523,766              (Value $ 17,523,766)    $ 17,523,766
                                  -----------                                      ------------

Federal Funds Sold-Term-1.1%

BayState Federal Savings Bank    $ 2,000,000    6.60%            02/05/01          $  2,000,000
                                  -----------                                      ------------
                                                           (Value $  2,000,000)

                                                           (Value $151,519,173)    $151,411,765
                                                                                   ------------


$32,220,000                      Repurchase Agreement dated December 29, 2000 with
                                 Morgan Stanley Dean Witter, Inc. due January 2, 2001
                                 with respect to various U.S. Governments and Federal
                                 Agencies ranging from:
                                   Par Value         $1,000-$6,845,000
                                                     Totaling $33,887,000
                                   Rate Range        4.64%-8.125%
                                   Maturity Range    01/22/2001-06/15/2044
                                   Maturity value of $32,225,370 for an effective yield
                                   of 6.00%.

                                                           (Value $ 32,220,000)    $ 32,220,000
                                                                                   ------------
Total Investments-99.5%                                    (Value $183,739,173)    $183,631,765
                                                                                   ------------
Other assets in excess of liabilities- 0.5%                                             960,185
                                                                                   ------------
Net assets-100.0%                                                                  $184,591,950
                                                                                   ============

--------------------
*   Annualized yield on date of purchase.

                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the "Fund") is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund's investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method.

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.

NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).

      Transactions in shares of beneficial interest are summarized as follows:


                                                Year Ended                       Year Ended
                                             December 31, 2000                December 31, 1999
                                       ----------------------------    -------------------------------
                                          Shares          Amount          Shares            Amount
                                          ------          ------          ------            ------

Sold                                   899,192.4522    $899,192,452     814,854.1989     $ 814,854,199
Issued in reinvestment of dividends      6,257.5241       6,257,524       6,745.6181         6,745,618
                                       ---------------------------------------------------------------
                                       905,449.9763     905,449,976     821,599.8170       821,599,817
Redeemed                               896,513.6270     896,513,627     932,572.8497       932,572,850
                                       ---------------------------------------------------------------
Net increase (decrease)                  8,936.3493    $  8,936,349    (110,973.0327)    $(110,973,033)
                                       ===============================================================


NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, direct payments to sales personnel, for certain other direct or indirect marketing expenses, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $49,535 (.03% of average net assets) pursuant to this Plan for the year ended December 31, 2000.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 2000 were $15,953.

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund has received $28,400 from Bank Investment Fund-Fund One as a net reimbursement for the proportionate share of expense items used in common by both funds. All fees and expenses for the Fund are estimated and accrued daily. Annual operating expenses were .17% of average net assets for the year ended December 31, 2000.









                                 PART C

                         OTHER INFORMATION NOT REQUIRED
                               IN PROSPECTUS


Item 23  Exhibits

         (a) Copy of the Registrant's charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters 277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of Massachusetts (filed as Exhibit 1 to Amendment 11 of the Registrant's Registration Statement on Form N-1A, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant's Registration Statement on Form N-1A, dated March 25, 1994, and incorporated herein as reference).

         (b) Copy of the By-Laws of the Registrant as amended and restated as of March 20, 1997 ( filed as Exhibit 2 of the Registration Statement on Form N-1A, dated March 31, 1998 and incorporated herein by reference).

         (c)  None

         (d)  None

         (e)  None

         (f) Copy of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program (1998 Reinstatement) dated December 30, 1998. A Copy of Defined Pension Plan (Plan C) of the Cooperative Banks Employees Retirement Program (1998 Reinstatement) dated December 30, 1998. (filed as Exhibit 7.to Amendment 18 of the Registrant's Registration Statement on Form N-1A, dated March 31,
1999, and incorporated herein by reference).


         (g) Copy of the safekeeping agreements between the Registrant and the State Street Bank and Trust Company dated December 20, 1996. (filed as Exhibit 8 to Amendment 16 of the Registrant's Registration Statement on Form N-1A, dated March 27, 1997, and incorporated herein by reference).

         (h) None.

         (i) Not applicable.



         (j) Independent Auditor's Consent (Exhibits 17)

         (k) Not applicable.

         (l) None.

         (m) Plan of Distribution Pursuant to Rule 12b-1, as amended (filed as Exhibit 15 to Amendment 16 of the Registrant's
Registration statement in Form N-1A, dated March 27, 1996, and incorporated herein by reference).


         (n)  None.

         (p)  Code of Ethics (Exhibit 18)

         Specimen price make up sheet required by Instruction 5 of Item 18(c)(4).(Exhibits 19)

Item 24  Persons Controlled by or Under Common Control with registrant

         Not applicable

Item 25  Indemnification

         Section 1 of Article XII of the Registrant's By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer of director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity a the request or direction of the corporation.

         No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation.
The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.

Item 27  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 28  Location of Accounts and Records

         The accounts, books and other documents of the Registrant are physically maintained a the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts 02116-3934

Item 29  Management Services

         There are no management-related service contracts under which services are provided to the Registrant.


Item 30  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933






                               SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 31st day of March, 2001.

                               CO-OPERATIVE BANK INVESTMENT
                               FUND d/b/a BANK INVESTMENT FUND

                               By:
                                  William F. Casey, Jr.
                                  President


                            1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 20



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415









                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/2000



           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 573,959.11         b = 34,300.00
              c = 108,271.1567        d =  981.8921

                a - b =  539,659.11

                            cd =  106,310,593.42

  Yield in accordance with the above formula is    6.04%.




                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/2000


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1,000.00            T = 8.59%

           n    = 1                ERV = 1,085.8607

  Total return in accordance with the above formula is 8.59%.





                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/2000

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1,000.00       T   =      5.68%

             n = 5 years      ERV =  1,318.1231

  Total return in accordance with the above formula is 5.68%.















                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/2000

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1,000.00     T   = 6.23%

                     n = 10 years    ERV = 1,830.8700

  Total return in accordance with the above formula is 6.23%.


                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/2000




                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1,000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =    1.2273                     b=   1,000.00

                            c =    .0012273


           Yield in accordance with the above formula is 6.40%.





                                                    Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT







We consent to the incorporation by reference in Form N-1A of our report dated February 1, 2001, and appearing on Page 18 of the Offering Circular on the financial statements of Bank Investment Fund - Fund One, appearing on Pages 19 through 28 of the Offering Circular for the year ended December 31, 2001.






Parent McLaughlin & Nangle
Certified Public Accountants







Boston, Massachusetts
February 1, 2001





                                                   Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Form N-1A of our report dated February 1 , 2001, and appearing on Page 16 of the Offering
Circular on the financial statements of Bank Investment Fund - Liquidity Fund, appearing on Pages 17 through 27 of the Offering Circular for the year ended December 31, 2000.






Parent McLaughlin Nangle
Certified Public Accountants







Boston, Massachusetts
February 1, 2001




BANK INVESTMENT FUND
CONFLICT OF INTEREST/CODE OF ETHICS POLICY

                                                Exhibit 18


General


This policy establishes the standards of ethical business behavior and personal conduct for the members of the Board of Directors, officers and employees of the Bank Investment Fund (the "Corporation") in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

Every director, officer and employee of the Corporation shall avoid any situation where their personal interest might conflict with, or even appear to conflict with, the interests of the Corporation and which might affect independent judgment thereon.

Each director, officer or employee is expected to report promptly to the Chairman of the Board or the President the existence of any relationship or interest which actually or potentially involves, or appears to involve, a conflict of interest. This reporting shall also extend to the general counsel of the Corporation, where applicable.

Each director, officer or employee shall also comply with all requirements as to disclosure of conflicts of interest imposed by law and by rules and regulations of organizations governing the Corporation's activities and shall comply with any prohibitions on his/her individual activities if a conflict of interest exists.

The Corporation, its directors, officers and employees will at all times address their responsibilities with the utmost of integrity and the highest of ethical standards.


Compliance


The Corporation, through its officers, shall maintain knowledge of and shall comply with all applicable laws, rules and regulations of any government, governmental agency and regulatory organization governing its professional, financial or business activities, as well as with this policy. The primary regulatory agencies would be the Commissioner of Banks for the Commonwealth of Massachusetts (state) and the Securities and Exchange Commission (federal). Additional (secondary) federal and state agencies may, or will, also be applicable in this regard on matters of taxation, labor, etc.

No officer, director or employee, in accordance with Rule
17j-1, shall: employ any device, scheme or artifice to defraud the Corporation; make any untrue statement of material fact to the Corporation, omit to make or disclose any material fact to the Corporation, or otherwise mislead the Corporation; engage in any act, practice or course of business which operates as a fraud or deceit upon the Corporation; or engage in any manipulative practice with respect to the Corporation.

No officer, director or employee of the Corporation shall knowingly participate in, or assist, any acts in violation of any applicable law, rule or regulation of any government, governmental agency, or regulatory organization governing his/her professional, financial or business activities, nor any act, which would violate any provision of this policy.

No officer, director or employee shall commit a criminal act that, upon conviction, materially reflects adversely on his honesty, trustworthiness or fitness for service to the Corporation, or engage in conduct involving dishonesty, fraud, deceit or misrepresentation.

The officers of the Corporation shall exercise reasonable supervision over those subordinate employees subject to their control to prevent any violation by such persons of applicable statutes, regulations or provisions of this policy. In so doing, the employee is entitled to rely upon reasonable procedures established by the Corporation.


Performance Presentation


No officer, director or employee shall make any statements, orally or in writing, which misrepresent the investment performance that the Corporation (or any of its individual funds) has accomplished or can reasonably be expected to achieve. Every reasonable effort should be made to ensure that such performance information is fair, accurate and complete.

The Corporation will, at all times, comply with disclosure requirements of the SEC, especially as they relate to yields and total returns.



Outside Employment


No officer or employee shall undertake independent employment which could result in compensation or other benefit in competition with the Corporation unless he has received written consent from both the Corporation and the person for whom he undertakes independent employment, except to the extent that such officer or employee is employed by The Co-operative Central Bank and/or Mayflower Investment Corporation. (This section would apply for a term of one year following employment termination with the Corporation.)


Professional Conduct


Directors, officers and/or employees shall preserve the confidentiality of any information that he/she may receive in the normal course of the Corporation's business which may be deemed insider or confidential. Questions on confidentiality may be directed to the President or Corporate Counsel.

Directors, officers and/or employees shall use care and good judgment to achieve and maintain corporate independence and objectivity.

Directors, officers and/or employees shall use care and good judgment in determining applicable fiduciary duty and shall comply with such duty as is owed.

Directors, officers or employees shall not accept gifts from service providers whose value exceeds $100 without disclosure to and agreement of management.

No director, officer or employee shall offer to pay, pay, offer to accept or accept any compensation, fee or other benefit for investment transactions, goods or services.


Personal Securities Transaction Reporting



Access persons will provide an initial listing to the review officer (on or before 10/10/97) of any personal securities holdings which are included on the Corporation's approved list of securities (restricted transactions securities). Within ten days after the end of each quarter thereafter, a report (in the form of Exhibit A) must be submitted to the review officer reporting certain securities transactions (reportable) for the quarter then ended. The report should include the name of the security, quantity, date of transaction, whether the security was purchased or sold, the price, and the name of the broker-dealer through which the transaction was performed. Reports need not include mutual fund transactions, money market instruments, direct obligations of the United States or of a U.S. government agency, purchase or sale of securities affected in any account over which you or members of your immediate family residing with you have no direct or indirect influence or control, automatic dividend reinvestment, rights and tenders of securities owned, options or futures on broad-based stock indexes (e.g., the S&P 500), gifts or bequests of securities (if these securities are later sold, the restricted list and reporting requirements could apply), or commodities. Each quarterly submission should include a statement indicating the individual's continuing compliance with policy. Quarterly reportable security transactions are all securities except for the exempt categories indicated above. An alternate review officer would receive and review the quarterly reports required hereunder from the review officer; he/she may also receive and review reports of other officers in the absence of the review officer.

The approved list securities (restricted transactions securities) will be continuously maintained by the Corporation and copies of the list will be provided to access persons at quarter end. Additional interim copies of the list will be provided upon request.

Access persons are restricted from making any purchases or sales of securities on the approved securities list (restricted transaction securities) within 15 days following the initial approved listing or within 15 days following the purchase or sale of such listed security by the Corporation. Access persons should also seek to avoid purchases and sales of such securities within 15 days prior to any purchases and sales of such securities by the Corporation. Access persons are encouraged to contact the review officer for pre-approval of any individual proposed purchases and sales of such securities.

Any questions on reporting or restrictions may be directed to the review officer and/or corporate counsel.


Review of Reports


The review officer shall compare the reported personal securities transactions of each access person with portfolio transactions of the Corporation to determine whether any transactions that violate this Code may have occurred. In the case of reports of personal securities transactions of the review officer, the alternate review officer shall perform such comparison. Before making any determination that a violation has been committed by any access person, the review officer (or alternate review officer, as the case may be) shall provide such access person an opportunity to supply additional explanatory material for the purposes of demonstrating that such transactions did not violate this Code.

On an annual basis, the review officer shall prepare for the Board of Directors a summary of the level of compliance by all access persons with this Code during the previous year, including without limitation the percentage of reports timely filed and the number and nature of all material violations. Also on an annual basis, the review officer shall prepare a report identifying any recommended changes to existing restrictions or procedures based upon the Corporation's experience under this Code, evolving industry practices and developments in applicable laws or regulations. The alternate review officer shall prepare reports with respect to compliance by the review officer. All reports of securities transactions and any other information filed with the review officer pursuant to this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Corporation considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.


Sanctions


Sanctions for violation of this Code include, but are not limited to, one or more of the following: removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Corporation of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the access person may be required to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code by an access person may also result in criminal prosecution or civil action.


Definitions


As used herein, the following terms shall have the following meaning:

"Access person" with respect to the Corporation shall mean all officers who participate in the daily operations of the corporation, except for the Vice President of Sales and Customer
Service.

"Review officer" shall mean the officer of the Corporation designated from time to time to receive and review reports of purchases and sales by access persons.

"Alternate review officer" shall mean the officer of the Corporation designated from time to time to receive and review reports of purchases and sales by the review officer and who shall act in all respects in the manner prescribed herein for the review officer.

"Security" shall have the same meaning as that set forth in
Section 2(a)(36) of the Investment Company Act (in effect, all securities), except that it shall not include securities issued by the Government of the United States or an agency thereof within he meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and options on broad based market indices.


Responsibility


The primary accountability and responsibility for the Code of Ethics and Conflict of Interest policy rests with each individual director, officer and employee, and is demonstrated best by example what compliance with this policy means.











ADOPTED BY A VOTE OF THE BOARD OF DIRECTORS OF THE BANK INVESTMENT FUND ON THE 21ST DAY OF SEPTEMBER, 2000.






                                                     Exhibit 19

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET

                   Date:         12/31/2000

Net Asset Value - January 1                        $ 113,205,441
Cash Invested:

       YTD-Yesterday        $ 8,000,000

       INV-Today                 -0-                   8,000,000

Dividends Reinvested:

      YTD-Yesterday          2,546,718

      DR-Today                 224,994                 2,771,712

Cash Redeemed:

      YTD-Yesterday         (20,215,659)

      RED-Today                  -0-                 (20,215,659)

Realized Gains (Losses):

     YTD-Yesterday              (26,774)

    G/L-Today                   -0-                      (26,774)

Unrealized Appreciation:

     YTD-Yesterday            2,800,867

     Appreciation/
     (Depreciation) Today        -0-                   2,800,867


TOTAL NET ASSETS - TODAY                          $106,535,587




                                                   Exhibit 19

PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                       $106,310,593

        Today's Appreciation/
         Depreciation in Inv. Sec.*                        0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)             108,500.3001

        Pre-NAV per share                               $981.8921

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                  $106,535,587

           Shares Outstanding:

               Today                                  105,571.1570

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)      229.1431

               Number of
               shares out-
               standing today                         108,500.3001

           NET ASSET VALUE PER SHARE                      981.8921

           *INVESTMENT SECURITIES  PORTFOLIO

                              Yesterday              Today

            Market          $105,088,434         $105,088,434

            Cost             105,218,380          105,218,380

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY'S CHANGE                          $  -0-






                                                Exhibit 19

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/2000


Net Asset Value - January 1                    $175,655,601

Cash Invested:

      YTD-Yesterday              $899,192,452

      INV-Today                     -0-        $899,192,452

Dividends Reinvested:

      YTD-Yesterday              $  5,638,769

  DR-Today                            618,755  $  6,257,524

  Cash Redeemed:

      YTD-Yesterday             ($896,513,627)

      RED-Today                     -0-       ($896,513,627)

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-              -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
     (Depreciation) Today           -0-              -0-



           TOTAL NET ASSETS - TODAY            $184,591,950






                                                      Exhibit 18

 PRE-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Yesterday            $184,591,950

           Today's Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                            184,591.9500

           Pre-NAV per share                         $1,000.0000

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $184,591,950

           Shares Outstanding:

           Today                                     183,973.1950

           Current
           Redemptions                                   - 0 -

           Current
           Investments   (Dividend Reinvestment)         618.7550

           Number of
           shares out-standing today                 184,591.9500

NET ASSET VALUE PER SHARE                             $1,000.0000

           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $

           Cost

           Appreciation/
           Depreciation            $

           TODAY'S CHANGE                                    $


This Section is Not Applicable - Amortized Cost Method used.



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